UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Nuveen Florida Quality Income Municipal Fund (NUF)

(Name of Registrant as Specified In Its Charter)

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April 30, 2009
[Name]
[Firm]
[Address1]
[Address2]
[City, St Zip]
Dear [Name]:
We want to share with you important news regarding certain closed-end funds sponsored by Nuveen Investments. We will send information about the following to financial advisors who have agreed to email communications from us regarding closed-end funds.
New York Municipal Bond Funds:
As part of the regular annual shareholder meeting for the New York municipal bond closed-end funds, shareholders in those funds are being asked to vote on fundamental investment policy changes to (a) adopt a more uniform set of investment policies across the 104 municipal bond closed-end funds managed by Nuveen, and (b) for the insured funds only, to address changes in the insured municipal bond market while still maintaining the high credit quality orientation of these funds. This shareholder meeting is scheduled for May 6, 2009.
Because these funds now have increased institutional ownership of their shares, the funds sought an opinion from Institutional Shareholder Services, Inc. (ISS) regarding these changes. ISS recommends that its clients vote “FOR” each of the matters included in the New York municipal bond proxy, dated April 7, 2009.
Florida Municipal Bond Funds:
On January 20, 2009, Nuveen announced that the Board of Trustees for Nuveen closed-end funds had recommended merging the four Florida municipal bond closed-end funds into three national municipal bond closed-end funds. We are delivering proxies to closed-end fund investors in the seven funds asking them to approve the related proposals. A special shareholder meeting is scheduled for May 15, 2009.
The seven funds have also provided information to ISS for their evaluation and client recommendations. As of this date, ISS has not yet issued recommendations regarding the Florida fund mergers.
We will also contact your proxy department to provide them with all relevant information regarding this merger and the proxy votes. To facilitate this process, we ask for your help communicating this information to your financial advisors and their clients. Enclosed is a copy of the communication we will send to advisors.
In addition, we have engaged proxy solicitation services to assist us in gathering the necessary votes in a timely manner. Georgeson, Inc. is the solicitor for the Florida fund merger proxies, while Computershare Fund Services is the solicitor for the New York fund proxies.
We thank you for your continued support of Nuveen. If you have any further questions regarding the proxy solicitation, please contact me at [Phone].
Sincerely,
[Nuveen Contact]

April 30, 2009
Dear Valued Advisor:
We want to share with you important news regarding certain closed-end funds sponsored by Nuveen Investments. On January 20, 2009, Nuveen announced that the Board of Trustees for Nuveen closed-end funds had recommended merging the four Florida municipal bond closed-end funds into three national municipal bond closed-end funds. We are delivering proxies to closed-end fund investors in the seven funds asking them to approve the related proposals. A special shareholder meeting is scheduled for May 15, 2009.
If enough shareholders don’t cast their votes, a fund may not be able to hold its meeting or the vote on each issue, and will be required to incur additional solicitation costs in order to obtain sufficient shareholder participation.
To facilitate this process, we ask you to please help communicating this information to your clients. Enclosed are Questions and Answers regarding the proxy statements that outline the proposals and the voting process. To view the actual proxy statements/prospectuses, please visit www.nuveen.com/cef (proxy statements/prospectuses are under Shareholder Resources in the Information & Press Releases section) or use this link http://www.nuveenproxy.com/ProxyInfo/CEF/Default.aspx.
In addition, we have engaged proxy solicitation services to assist us in gathering the necessary votes in a timely manner. Georgeson, Inc. is the solicitor for the Florida fund merger proxies. To reduce expense, and avoid or minimize client phone calls from the proxy solicitation service, please urge your clients to vote as soon as possible.
Thank you for your support of Nuveen closed-end funds. Should you have any further questions regarding the merger recommendations and proxy process, please contact your Nuveen representative or Nuveen advisor services at 1-800-752-8700.
Sincerely,
Nuveen Investments, Inc.

IMPORTANT NOTICE
TO FUND SHAREHOLDERS
REGARDING THE RECOMMENDED MERGERS OF FLORIDA FUNDS
Although we recommend that you read the complete Proxy Statement/Prospectus, for your convenience, we have provided a brief overview of the recommended mergers of Nuveen Florida municipal bond closed-end funds.
Q.	Why did I receive a Proxy Statement/Prospectus?

A.	The Board of each Nuveen Florida municipal bond closed-end fund recently voted to recommend to shareholders a merger of the fund with a Nuveen national municipal bond closed-end fund. The Board of each Nuveen national municipal bond closed-end fund also voted to recommend to shareholders the fund’s respective Nuveen Florida municipal bond closed-end fund merger. Fund shareholders are being asked to approve certain proposal(s) at a special shareholders meeting to be held on May 15.

Your fund’s Board, including your Board’s independent members, unanimously recommends that you vote FOR your respective proposal(s).

Your vote is very important. We encourage you as a shareholder to participate in your fund’s governance by returning your vote as soon as possible. If enough shareholders don’t cast their votes, your fund may not be able to hold its meeting or the vote on each issue, and will be required to incur additional solicitation costs in order to obtain sufficient shareholder participation.

Q.	Which funds are affected and sending out proxy statements/prospectuses?

A.	The following mergers have been recommended for shareholder approval:
•	Nuveen Insured Florida Tax-Free Advantage Municipal Fund (NWF) into Nuveen Insured Tax-Free Advantage Municipal Fund (NEA).

•	Nuveen Insured Florida Premium Income Municipal Fund (NFL) into Nuveen Insured Municipal Opportunity Fund, Inc. (NIO).

•	Nuveen Florida Investment Quality Municipal Fund (NQF) and Nuveen Florida Quality Income Municipal Fund (NUF) into Nuveen Premium Income Municipal Fund 2, Inc. (NPM).
Q.	Why has my Fund’s Board recommended merging the Florida Fund into the National Fund?

A.	This recommendation reflects various considerations, among them:
(i)	the price level at which the Florida Fund’s common shares have traded over time in relation to their underlying net asset value on an absolute basis as well as relative to other closed-end funds;

(ii)	prior efforts to enhance, over time, the secondary market for the Florida Fund’s common shares, including investment strategies aimed at increasing common net earnings as well as common share repurchases; and

(iii)	the repeal of Florida’s intangible personal property tax which eliminated the state tax benefit to a Florida resident of owning a Florida-specific portfolio of municipal bonds. The Board believes the proposed merger is in the best interests of both the National Fund and the Florida Fund.
Q.	What are the proposed merger’s potential benefits to me as a Fund shareholder?

A.	Your Fund’s Board believes the Fund’s proposed merger offers the following potential benefits to Fund shareholders:
National Fund:
•	Lower fees and operating expenses per common share (excluding costs of leverage) from greater economies of scale as the combined fund’s size results in a lower management fee rate and allows fixed operating expenses to be spread over a larger asset base.

•	Enhanced relative investment performance from increased common net earnings as well as expanded opportunities for enhanced total returns over time from the combined fund’s larger asset base.

•	Improved secondary market trading as higher common net earnings and enhanced total returns over time may lead to higher common share market prices relative to net asset value, and the combined fund’s greater market liquidity may lead to narrower bid-ask spreads and smaller trade-to-trade price movements.

•	Expanded auction rate preferred securities (“ARPS”) refinancing opportunities because the combined fund’s larger asset base may increase its ability to refinance ARPS with tender option bonds. Through such refinancings the Fund seeks to provide liquidity at par for ARPS shareholders and to lower the relative cost of leverage over time for common shareholders.
Florida Fund:
•	Lower fees and operating expenses per common share (excluding costs of leverage) from greater economies of scale as the combined fund’s size results in a lower management fee rate and allows fixed operating expenses to be spread over a larger asset base.

•	Enhanced relative investment performance from increased common net earnings as well as expanded opportunities for enhanced total returns over time from a nationally-diversified portfolio and the combined fund’s larger asset base.

•	Continuity of investment strategy by maintaining the Fund’s use of leverage, which offers common shareholders the potential for higher monthly tax-exempt distributions and enhanced total returns on average over market cycles, at a time when the municipal yield spreads are particularly wide or attractive.

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•	Improved secondary market trading as a national fund instead of a Florida-specific fund potential investor base is expected to promote higher common share market prices relative to net asset value, and the combined fund’s greater market liquidity may lead to narrower bid-ask spreads and smaller trade-to-trade price movements.

•	Expanded ARPS refinancing opportunities because greater portfolio diversification and the combined fund’s larger asset base may increase its ability to refinance ARPS with tender option bonds. Through such refinancings the Fund seeks to provide liquidity at par for ARPS shareholders and to lower the relative cost of leverage over time for common shareholders.
Q.	Do the Funds with respect to each merger have similar investment objectives and policies?

A.	Yes. The respective Funds have similar investment objectives and policies except for (i) the Florida Fund’s policy of concentrating its investment portfolio in Florida state-specific municipal securities in comparison to the National Fund’s policy of investing in a nationally diversified portfolio of municipal securities. In addition, with respect only to NEA and NWF, NWF is a non-diversified management investment company while NEA is a diversified management investment company.

Q.	What specific proposals will I be asked to vote on in connection with the proposed merger?

A.	Depending on whether you are a National Fund or Florida Fund shareholder, you will be asked to vote on one or both of the following proposals:
(i)	Approve Agreement and Plan of Reorganization (NEA and NWF: shareholders of each Fund; NIO and NFL: NFL shareholders and NIO MuniPreferred shareholders; and NPM, NQF and NUF: NQF and NUF shareholders and NPM MuniPreferred shareholders). To approve an Agreement and Plan of Reorganization (the “Agreement”), pursuant to which the Florida Fund would
•	transfer all of its assets to the National Fund in exchange solely for National Fund common shares and Municipal Auction Rate Cumulative Preferred shares (“MuniPreferred”) and the National Fund’s assumption of all the liabilities of Florida Fund,

•	distribute such common shares of the National Fund to the common shareholders of the Florida Fund and such MuniPreferred shares of the National Fund to MuniPreferred shareholders of the Florida Fund and

•	be liquidated, dissolved and terminated in accordance with the Florida Fund’s Declaration of Trust (collectively, the “Reorganization”).
(ii)	Approve Issuance of Common Shares (NEA, NIO and NPM common shareholders). To approve the issuance of additional National Fund common shares in connection with the Reorganization.
Your Fund’s Board, including your Board’s independent members, unanimously recommends that you vote FOR your applicable proposal(s). With respect to NWF into NEA and NFL into NIO, the Reorganization is dependent upon shareholder approval of both proposals. If shareholder approval of both proposals is not obtained, the Reorganization will not occur. With

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respect to NQF and NUF into NPM, the reorganizations are dependent upon shareholder approval of all proposals. If shareholder approval of all proposals is not obtained, the Reorganizations will not occur.
Your vote is very important. We encourage you as a shareholder to participate in your Fund’s governance by returning your vote as soon as possible. If enough shareholders don’t cast their votes, your Fund may not be able to hold its meeting or the vote on each issue, and will be required to incur additional solicitation costs in order to obtain sufficient shareholder participation.
Q.	How does the Board recommend that I vote?

A.	After careful consideration, your Board agreed unanimously that the Reorganization is in the best interests of its Fund and recommends that you vote “FOR” your Fund’s proposal(s).

Q.	Will Florida Fund shareholders receive new shares in exchange for their current shares?

A.	Yes. Upon approval of each required proposal, common shareholders of a Florida Fund in exchange for their Fund shares will receive common shares of the respective National Fund of equivalent total value. Upon approval of each required proposal, shareholders of a Florida Fund’s MuniPreferred will receive in exchange one share of the respective National Fund’s MuniPreferred for each share of the Florida Fund’s MuniPreferred held.

Q.	Is the Reorganization a taxable event for Florida Fund shareholders?

A.	No. The Reorganization is intended to qualify as a reorganization for federal income tax purposes. It is expected that you will recognize no gain or loss for federal income tax purposes as a result of the Reorganization.

Q.	What will happen if shareholders do not approve each proposal?

A.	If each required proposal is not approved, the Reorganization will not occur. If the Reorganization does not occur, the Board will take such actions as it deems to be in the best interests of each Florida Fund based upon the Fund’s current circumstances and market conditions.

Q.	Will I have to pay any direct fees or expenses in connection with the Reorganization?

A.	The Funds’ expenses associated with the Reorganization will be allocated between the Funds and paid out of the Funds’ net assets. Fund shareholders will indirectly bear the costs of the Reorganization.

Q.	What is the timetable for the Reorganization?

A.	If each required proposal is approved by shareholders at the special shareholders meeting on May 15, 2009, the respective Reorganization is expected to take effect on June 16, 2009 or as soon as practicable thereafter.

Q.	Who do I call if I have questions?

A.	If you need any assistance, or have any questions regarding the proposal or how to vote your shares, please call Georgeson Inc., your proxy solicitor, at (866) 963-6132, weekdays during its business hours of 7:00 a.m. to 7:00 p.m. Central time. Please have your proxy materials available when you call.

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Q.	How do I vote my shares?

A.	You may vote by mail, telephone or over the Internet:
•	To vote by mail, please mark, sign, date and mail the enclosed proxy card. No postage is required if mailed in the United States.

•	To vote by telephone, please call the toll-free number located on your proxy card and follow the recorded instructions, using your proxy card as a guide.

•	To vote over the Internet, go to the Internet address provided on your proxy card and follow the instructions, using your proxy card as a guide.
Q.	Will Nuveen contact me?

A.	You may receive a call to verify that you received your proxy materials and to answer any questions you may have about the Reorganization.

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